EXHIBIT B
         PURCHASER REPRESENTATION LETTER
Dear Sirs:
           The undersigned __________________,
has purchased on _______________, 1996,
______________ Convertible Debentures of SYSTEMS
COMMUNICATIONS, INC. (the "Company") in the
amount of $________________, (the "Debentures").
In connection with such purchase, the
undersigned, has executed and delivered a
subscription agreement ("Subscription
Agreement") of your design. As the forty (40)
day transaction restriction period has expired,
the undersigned hereby requests that the
Debentures be transferred into "Street Name" of
_________________________.
   The undersigned represents and warrants as
                    follows:

(1) The offer to purchase the Debentures was made to it outsideof the United States and the undersigned was, at the time the Subscription
Agreement was executed and delivered, and is now, outside the United States;

(2) It is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S promulgated under the United States Securities
Act of 1933 (the "Securities Act"); and it has purchased the Debentures for its own account and not for the account or benefit of any U.S.
person;

(3) All offers and sales by the undersigned of the Debentures shall be made pursuant to an effective registration statement under the
Securities Act or pursuant to and exemption from, or in a transaction not subject to the registration requirements of, the Securities
Act;

(4)  It is familiar with and understands the
terms, conditions and requirements contained in Regulation S and definitions of U.S. persons contained in Regulation S;

(5)  The undersigned has not engaged in any
"directed selling efforts" (as such term is defined in Regulation S) with respect to the Debentures or the Common Stock that is issuable upon conversion; and

(6) The undersigned purchased its Debentures with investment intent and at the time of the purchase of said Debentures had no interest to sell, dispose of or otherwise transfer the Debentures or the Common Stock that is issuable upon conversion. The purpose for this request is to facilitate the management of the undersigned's investment accounts.


(7) The undersigned agrees to the provisions of Paragraph 2(a)(xiv) of the Offshore Securities
Subscription Agreement which is incorporated herein and made a part hereof as if fully written.

Dated this ___ day of the month of
___________________, 1996.

By:

_______________________________
____________________________ Official Signature
of Purchaser Title